Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lilis Energy, Inc. and Subsidiaries
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212285, No. 333-214822, No. 333-220188, and No. 333-226742) of Lilis Energy, Inc. of our reports dated March 7, 2019, relating to the consolidated financial statements and the effectiveness of Lilis Energy, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
March 7, 2019